Exhibit 10.9


                             SHAREHOLDERS' AGREEMENT


        This Agreement is made as of the 6th day of August, 1999, by and among James D. Richards, III, and Martine Richards, individuals residing at 1647 Lake Road Charlotte, Vermont (referred to herein collectively as "Richards"), eNote.Com, Inc., a Delaware corporation with an executive office at 185 Allen Brook Lane, Williston, Vermont ("eNote"), (Richards and eNote are hereinafter collectively referred to as the "Shareholders", or individually as a
"Shareholder"),    and   SolutioNet,   Ltd.,   a   Delaware   corporation   (the
"Corporation").

        WHEREAS, Richards has sold the 1375 shares in the Corporation to eNote (the "Initial Shares") pursuant to a stock purchase agreement of approximate even date herewith, which sale was made under the letter of intent dated April 13, 1999 between eNote and Richard (a copy of which is attached hereto and incorporated herein);

        WHEREAS,   the  Shareholders  and  the  Corporation  believe  it  to  be reasonable and desirable and in their interest to set forth the agreements continued herein;

        NOW  THEREFORE,  in  consideration  of the  mutual  covenants  contained
herein,  and  for  other  good  and  valuable   consideration  the  receipt  and
sufficiency of which are hereby acknowledged, it is agreed as follows:

        1. CURRENT STOCK. The Shareholders hereby acknowledge that they are the owners of all the issued and outstanding shares of the Corporation, owning in the aggregate all 2500 authorized and issued shares of the Corporation as follows:

                                  Number of             Percentage Ownership
Shareholder                       Shares                of Corporation
James D. Richards, III
        And
Martine Richards,
as tenants by the entirety        1125                  45%
ENote.Com, Inc.                   1375                  55%

Total                             2500                  100%


        2.     LIMITATION ON STOCKHOLDINGS.

        A. The parties hereto agree that the number of shares in the Corporation, and the percentage ownership of the issued and outstanding shares of the Corporation, shall not change or be altered without the prior written consent of each party. Any transfer or issuance of shares that will result in an ownership interest different than that set forth above shall be prohibited, and to the extent that such a prohibited transfer is consummated, it shall be deemed void and of no effect.

      3. PURCHASE OPTION.

      A. eNote Purchase Option. For a period of one (1) year after the closing of purchase by eNote of the Initial Shares (as such date is determined in accordance with the Stock Purchase Agreement among the parties and referred to herein as the "Closing Date"), eNote shall have the right and option to require Richards to re-purchase the Initial Shares for an amount equal to the Purchase Price of $250,000 for such Initial Shares, but only if eNote is named as a defendant in any litigation arising from (1) it being a shareholder the Corporation, and (2) such lawsuit arises from facts and circumstances relating to the Corporation and occurring prior to the date of the closing of the purchase of the Initial Shares. Payment for repurchase of the Initial Shares shall be in the form of a promissory note for which said Initial shall serve as collateral. If requested by eNote, the Corporation shall grant a security interest in its intellectual property as collateral for such note. The term of such note shall be as specified by the maker and shall be for not more than ten
(10) years and bear interest at a fixed interest rate of 7% per annum.

      B. Richards Purchase Option. For a period of two (2) years after the Closing Date of the purchase of the Initial Shares, Richards shall have the right and option, in their sole and absolute discretion, to re-purchase the Initial Shares for an amount equal to the Purchase Price of $250,000 for such Initial Shares if such option is exercised during the first year or for an amount determined by independent appraisal of the value of the Shares if such option is exercise during the second year, if (i) Richards' employment by eNote is terminated for any reason; (ii) any of the terms of Richards' employment by eNote are changed in any way detrimental to Richards; (iii) eNote becomes insolvent, is dissolved or liquidated, takes any action related to dissolution or winding up of the eNote, or enters proceedings under any law relating to bankruptcy, insolvency, reorganization or relief from debts; (iv) eNote's market value declines to less than $15,000,000; or (v) Richards' level of equity ownership in eNote (based upon his current level of 250,000 shares to 17,000,000 shares issued and outstanding is diluted by more than thirty percent (30%). Payment for re-purchase of the Shares shall be in the form of a promissory note for which the Initial Shares shall serve as collateral. If requested by eNote, the Corporation shall grant a security interest in its intellectual property as collateral for such note. The term of such note shall be as specified by the maker and shall be for not more than ten (10) years and bear interest at a fixed interest rate of 7% per annum.

      4. VOTING COVENANTS AND RESTRICTIONS.

      A. Board of Directors. Each Shareholder covenants and agrees that they will take all actions necessary to vote all shares of Stock which he or it now owns or may hereafter own (i) to fix the number of directors that constitute the entire Board of Directors of the Corporation at three (3), and (ii) to elect as members of the Board of Directors one designee of James D. Richards III, one designee of eNote, and one director mutually acceptable to Richards and eNote. James D. Richards shall remain as the President of the Corporation pursuant to the Consulting Agreement of approximate even date herewith between the Corporation and James D. Richards, III.

        B. The Shareholders and the Corporation covenant and agree that the Corporation will not, without the prior approval of a majority of the members of the Board of Directors (which


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

majority must include the director designated by James D. Richards III), take any of the following actions: (a) change materially the fundamental nature of the business of the Corporation; (b) appoint or terminate a Chief Executive Officer or President of the Corporation; (c) amend, alter, modify or repeal the Certificate of Incorporation or Bylaws of the Corporation (or recommend the same to the Shareholders, as the case may be); (d) issue, sell, distribute, grant, repurchase or redeem any equity securities; (e) merge or consolidate with any person or entity (or recommend the same to the Shareholders, as the case may be); (f) transfer, pledge or mortgage, or grant a security interest or other adverse right or encumbrance in all, or substantially all, of the assets of the Corporation; (g) sell, lease, exchange or transfer, directly or indirectly, in a single transaction or series of transactions, any material assets of the Corporation; (h) pay any dividend or make any distribution of assets in respect of any equity securities; (i) dissolve or liquidate the Corporation or authorize, permit or seek the liquidation or winding up of the Corporation, or the relief or protection form debts of the Corporation under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (j) terminate the Consulting Agreement by and between the Corporation and James D. Richards,
III. Any such action without the approval of the Director appointed or selected by James D. Richards, III shall be null and void.

      C. The Corporation has previously provided employee options to acquire non-voting stock in the Corporation. No such shares have yet to be issued nor has the non-voting class yet been established in the Articles of Incorporation. It is expected that Chris Chambers, currently an employee of the Corporation, will become an employee of eNote upon the sale of the Initial Shares from Richards to eNote. This would leave not more than 2% of non-voting stock in the Corporation to be allocated for employee stock options. In the event that eNote acquires the remaining shares in the Corporation from Richards, at the Corporation's sole discretion, the Corporation shall repurchase all vested employee shares upon receipt of notice that eNote is exercising its option to purchase the remaining shares in the Corporation now held by Richards.

      5. LEGEND ON STOCK CERTIFICATES. Upon the execution of this Agreement, the certificates of stock subject hereto shall be surrendered to the Corporation and endorsed as follows:

       "This Certificate is subject to the limitations set forth in the Shareholders Agreement effective as of August 6th, 1999, among James D. Richards III & Martine Richards, eNote.Com, Inc. and SolutioNet Ltd., a copy of which is on file in the office of the Corporation."

      After endorsement, the Certificate shall be returned to the Shareholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of such shares, subject to the terms of this Agreement. All shares hereinafter issued to the Shareholders during the term of this Agreement shall bear the same endorsement.

      6. TERM. This Agreement shall terminate upon the occurrence of any of the following events, otherwise it shall remain in full force and effect:


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

              (a) The voluntary agreement of all parties who are then bound by the terms hereof;

              (b) The repurchase by Richards of the Initial Shares from eNote pursuant to Section 2 above;

              (c) The purchase by eNote of all remaining shares held by Richards.

      7. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be used to interpret the provisions of this Agreement.

      8. BENEFIT. This Agreement shall be binding upon and shall operate for the benefit of each of the Shareholders and the Corporation and their respective executors, administrators, successors and assigns.

      9. CORPORATION. The Corporation by its execution of this Agreement agrees that it shall take all actions as may be necessary or desirable so as to further the purposes and provisions of this Agreement.

      10. SPECIFIC PERFORMANCE. The parties hereto declare that it is impossible to measure in money the damages that will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any parties hereto shall institute an action or proceeding to enforce the provisions hereof, any person whom such action or proceeding is brought hereby waives a claim or defense therein that such party has an adequate remedy at law and such person shall not urge in any action or proceeding the claim or defense that such remedy at law exists.

      11. AMENDMENTS. This Agreement, including the percentage limitations contained in Paragraph 2 above, may be only be amended if in writing and signed by all of the parties hereto.


                           [Signature Page to follow]


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

        In Witness Whereof, the parties have executed this Agreement under seal as of the date first written above.


                                                STOCKHOLDERS


-------------------------------                 -------------------------------
Witness                                         James D. Richards, III


-------------------------------                 -------------------------------
Witness                                         Martine Richards


                                                eNote.Com, Inc.



-------------------------------                 By: ____________________________
Witness                                                 duly authorized agent



                                                CORPORATION

                                                SOLUTIONET, LTD.



-------------------------------                 By: ____________________________
Witness                                                 Duly Authorized Agent



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